Exhibit 4.9


                               SECURITY AGREEMENT


         THIS AGREEMENT is made on May 9 , 2003, by and between GRUBB & ELLIS COMPANY, a Delaware corporation ("Company"), whose chief executive office is located at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062, and KOJAIAN FUNDING, L.L.C., a Michigan limited liability company, ("Kojaian"), whose address is 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304.

         RECITALS:

         A. Kojaian has loaned an amount equal to $4,000,000.00 (the "Loan") to the Company pursuant to that certain Promissory Note, of even date herewith (the "Promissory Note"), and as further evidenced by among other things, UCC financing statements executed in connection therewith.

         B. Company has agreed to grant Kojaian a security interest to secure the indebtedness and liabilities whatsoever of Company, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and howsoever evidenced under the Promissory Note.

         NOW, THEREFORE, in consideration of the Recitals and the covenants and agreements herein contained, the Company hereby agrees as follows:

         1. SECURITY FOR LIABILITIES. As security for the payment of the Loan including any renewals or extensions thereof from Company to Kojaian and all obligations of any and every kind and nature heretofore, now or hereafter owing from Company to Kojaian, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreement(s), promissory note(s), guarantee(s), mortgage(s), lease(s), instrument(s), document(s), contract(s), letter(s) of credit or similar agreement(s) heretofore, now or hereafter executed by Company and delivered to Kojaian, or by operation of law plus all interest, reasonable costs, expenses and reasonable attorney fees which may be made or incurred by Kojaian in the disbursement, administration or collection of such obligations and in the protection, maintenance and liquidation of the Collateral (hereinafter collectively called "Liabilities"), Company hereby grants to Kojaian a continuing security interest in the property and interests in property described below (hereinafter referred to as the "Collateral").

         2. COLLATERAL. The Collateral covered by this Agreement is all the Company's property described below, which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof, and includes, but is not limited to, any items listed on any schedule or list attached hereto:

         a. All personal property of the Company, including without limitation:

                  All Accounts, Receivables, and all Goods whose sale, lease or other disposition has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Company, or rejected or refused by an Account Debtor.

                  All Chattel Paper, including without limitation, Electronic Chattel Paper; Documents; Instruments, including without limitation, Promissory Notes; Letter of Credit Rights and proceeds of letters of credit; Supporting Obligations; notes secured by real estate; Commercial



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         Tort  Claims and General  Intangibles,  including  without  limitation,
         Payment Intangibles and Software.

                  All Inventory, including without limitation raw materials, work in process, materials and finished goods leased by the Company as lessor or held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in a business.

                  All  Goods   (other   than   Inventory),   including   without
limitation, Equipment.

                  All Securities, Investment Property and Deposit Accounts.

         b. All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including without limitation proceeds of insurance payable by reason of loss or damage to the foregoing property and of eminent domain or condemnation awards.

         c. All products of, additions and accessions to, and substitutions, betterments and replacements for the foregoing property.

         d. All sums at any time credited by or due from Company to Kojaian.

         e. All property in which the Company has an interest now or at any time hereafter coming into the possession or under the control of Kojaian or in transit by mail or carrier to or from Kojaian or in possession of or under the control of any third party acting on Kojaian's behalf without regard to whether Kojaian received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Kojaian has conditionally released the same (excluding, nevertheless, any of the foregoing property of the Company which now or any time hereafter is in possession or control of Kojaian under any written trust agreement wherein Kojaian is trustee and Company is trustor).

         Terms used and not otherwise defined in this Agreement shall have the meaning given such terms in the Illinois Uniform Commercial Code. In the event the meaning of any term defined in the Illinois Uniform Code is amended after the date of this Agreement, the meaning of such term as used in this Agreement shall be that of the more encompassing of: (i) the definition contained in the Illinois Uniform Commercial Code prior to the amendment, and (ii) the definition contained in the Illinois Uniform Commercial Code after the amendment.

         3. 1. PERFECTION OF SECURITY INTEREST. Company hereby irrevocably authorizes Kojaian to file financing statement(s) describing the Collateral in all public offices deemed necessary by Kojaian, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that Kojaian may reasonably determine to be necessary to perfect and maintain Kojaian's security interests in the Collateral. Company shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Kojaian chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Company will join with Kojaian in notifying the third party of Kojaian's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Kojaian. Company will cooperate with Kojaian in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Company will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Kojaian indicating that Kojaian has a security interest in the Chattel Paper. Company shall pay the cost of filing or recording all financing statement(s) and other documents. Company agrees to promptly execute and deliver to Kojaian all financing statements,



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continuation   financing   statements,   assignments,   certificates  of  title,
applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Kojaian may reasonably request in form satisfactory to Kojaian to perfect and maintain Kojaian's security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Company shall make appropriate entries on its books and records disclosing Kojaian's security interests in the Collateral.

              4. SUBORDINATION. This Security Agreement and the obligations herein are junior to and subordinate to the rights of lenders under, and cross defaulted with, that certain Credit Agreement dated December 31, 2000 (as amended, restated, refinanced or other modified from time to time) between the Company and various financial institutions (together with their respective successors and assigns, the "First Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Agent") (the "Credit Agreement").

         5. GUARANTEE. The obligations of Company herein are guaranteed by that certain Guarantee and Collateral Agreement dated of even date herewith among Company, certain of Company's subsidiaries and Kojaian.

6. WARRANTIES AND REPRESENTATIONS. Company warrants and represents, except for the rights of First Lenders under the Credit Agreement and those exceptions contained therein which would not create a material adverse effect on the security granted hereunder: (a) except as may be otherwise disclosed in an attachment to this Agreement, Company has rights in or the power to transfer the Collateral and its title to the Collateral is free and clear of all liens or security interests, except Kojaian's and First Lenders' security interests and except for "Permitted Liens" (as that term is defined in the Credit Agreement),
(b) all Chattel Paper constituting Collateral evidences a perfected security interest in the goods covered by it free from all other liens and security interests, (c) no financing statements, other than that of Kojaian and First Lenders and any other holders of Permitted Lines, are on file covering the Collateral or any of it, (d) if Inventory is represented or covered by documents of title, Company is the owner of the documents free of all liens and security interests other than Kojaian's security interest and warehousemen's charges, if any, not delinquent; (e) the Company's exact legal name and the address of the Company's chief executive office are as set forth in the first paragraph of this Agreement; (f) if the Company is a Registered Organization, the form of its organization and the State under which it is organized are as set forth in the first paragraph of this Agreement; (g) the Collateral, wherever located, is covered by this Agreement; (h) the amounts represented by Company as owing to Company in respect of each Account, Chattel Paper and General Intangible are accurate in all material respects; (i) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Company's Articles of Incorporation, By-Laws, Articles of Organization, Partnership Agreement, if any, or any agreement or restriction of any type whatsoever to which Company is a party or is subject; (j) there are no actions or proceedings which are threatened or pending against Company which might result in any material adverse change in Company's financial condition or which might materially affect any of Company's assets; and (k) Company has duly filed all federal, state, and other governmental tax returns which Company is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to KOJAIAN, and all such taxes required to be paid have been paid, in full.

         7. COVENANTS. Company covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will: (a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets without the prior written consent of Kojaian; (b) not change the state where it is located; (c) neither change its name, form of business entity nor address of its chief executive office without giving



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written  notice to  Kojaian  thereof  at least  thirty  (30)  days  prior to the
effective  date  of  such  change,   and  Company  agrees  that  all  documents,
instruments, and agreements demanded by Kojaian in response to such change shall be prepared, filed, and recorded at Company's expense prior to the effective date of such change; (d) not use the Collateral, nor permit the Collateral to be used, for any unlawful purpose, whatever; (e) maintain the Collateral in first-class condition and repair; and (f) indemnify and hold Kojaian harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over the Collateral.

         8.  INSURANCE,  TAXES,  ETC.  Company  has  the  risk  of  loss  of the
Collateral. Company shall: (a) pay promptly all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, to Company's business, and to Company's ownership or use of any of its assets, income, or gross receipts; (b) at its own expense, keep and maintain all of the Collateral insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Kojaian, which policies shall expressly provide that loss thereunder shall be payable to Kojaian as its interest may appear (and Kojaian shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Kojaian may determine); and (c) maintain at its own expense commercial general liability and property damage insurance in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Kojaian, and, upon Kojaian's request, shall furnish Kojaian with such policies and evidence of payment of premiums thereon. If Company at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien, claim, or encumbrance, then Kojaian, without waiving or releasing any obligation or default of Company hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Kojaian deems advisable. All sums so disbursed by Kojaian, including reasonable attorney fees, court costs, expenses, and other charges relating thereto, shall be part of the Liabilities, secured hereby, and payable upon demand together with interest at the then applicable default interest rate payable in connection with any of the Liabilities from the date when advanced until paid.

         9. COLLECTION OF ACCOUNTS. Kojaian conditionally authorizes and permits Company to collect Accounts from debtors. This privilege may be terminated by Kojaian at any time after an Event of Default hereunder upon written notice from Kojaian, and upon mailing such notice Kojaian shall be entitled to and have all of the ownership, title, rights, securities and guarantees of Company in respect to Accounts, and in respect to the property evidenced thereby, including the right of stoppage in transit, and Kojaian shall have the right to enforce the Company's rights against the account debtors and obligors. Thereafter Company will receive all payments on Account as agent of and for Kojaian and will transmit to Kojaian, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of Accounts, including all cash moneys similarly received by Company. Until such delivery, Company shall keep all such remittances separate and apart from Company's own funds, capable of identification as the property of Kojaian, and shall hold the same in trust for Kojaian. All items or accounts which are delivered by Company to Kojaian on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (herein called the "Collateral Deposit Account") of Company with Kojaian, as security for payment of the Liabilities. Company shall have no right to withdraw any funds deposited in the Collateral Deposit Account. Kojaian may from time to time, at its discretion, and shall upon request of Company made not more than once in a week, apply all or any of the then balance, representing collected funds in the Collateral Deposit Account, toward payment of the Liabilities,



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whether or not then due, in such order of  application as Kojaian may determine, and Kojaian may, from time to time, in its discretion, release all or any of such balance to Company. Company, if in default in the performance of any of the provisions of this Agreement beyond applicable notice and cure periods, upon demand, will open all mail only in the presence of a representative of Kojaian, who may take therefrom any remittance on Accounts in which Kojaian shall have a security interest. Kojaian or its representatives is authorized to endorse, in the name of Company, any item howsoever received by Kojaian, representing any payment on or other proceeds of any of the Collateral, and may endorse or sign the name of Company to Accounts, invoices, assignments, financing statements, notices to debtors, bills of lading, storage receipts, or other instruments or documents in respect to Accounts or the property covered thereby requested by Kojaian. Company will promptly give Kojaian copies of all Accounts, to be accompanied by such information and by such documents or copies thereof as Kojaian may require. Company will maintain such records with respect to Accounts and the conduct and operation of its business as Kojaian may request, and will furnish Kojaian all information with respect to Accounts and the conduct and operation of its business, including balance sheets, operating statements and other financial information, as Kojaian may request.

         10. CARE, CUSTODY, AND DEALINGS WITH COLLATERAL. Kojaian shall have no liability to Company with respect to Kojaian's care and custody of any Collateral in Kojaian's possession and shall have no duty to sell, surrender, collect or protect the same or to preserve rights against prior parties or to take any action with respect thereto beyond the custody thereof, exercising that reasonable custodial care which it would exercise in holding similar interests for its own account. Kojaian shall only be liable for its acts of gross negligence. Kojaian is hereby authorized and empowered to take the following steps, either prior or subsequent to default hereunder: (a) to deal directly with issuers, entities, owners, transfer agents and custodians to effect changes in the registered name of any such Collateral, to effect substitutions and replacements thereof necessitated by any reason (including by reason of recapitalization, merger, acquisition, debt restructuring or otherwise), to execute and deliver receipts therefor and to take possession thereof; (b) to communicate and deal directly with payors of instruments (including securities, promissory notes, letters of credit, certificates of deposits and other instruments), which may be payable to or for the benefit of Company at any time, with respect to the terms of payment thereof; (c) in the Company's name, to agree to any extension of payment, any substitution of Collateral or any other action or event with respect to the Collateral; (d) to notify parties who have an obligation to pay or deliver anything of value (including money or securities) with respect to the Collateral to pay or deliver the same directly to Kojaian on behalf of Company and to receive and receipt for any such payment or delivery in Company's name as an addition to the Collateral; (e) to surrender renewable certificates or any other instruments or securities forming a portion of the Collateral which may permit or require reissuance, renewal or substitution at any time and to immediately take possession of and receive directly from the issuer, maker or other obligor, the substituted instrument or securities; (f) to exercise any right which Company may have with respect to any portion of the Collateral, including rights to seek and receive information with respect thereto; and (g) to do or perform any other act and to enjoy all other benefits with respect to the Collateral as Company could in its own name.

         11. DISPOSITION OF COLLATERAL. Kojaian does not authorize, and Company agrees not to make any sales or leases of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral; provided, however, that until such time as Kojaian shall notify Company of the revocation of such power and authority and after and Event of Default hereunder, Company (a) may only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the inventory normally held by Company for such purpose; (b) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Company's business; and (c) will at its own expense, endeavor to collect, as and when due, all accounts due with respect to any of the Collateral, including the taking of such action with respect to



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such  collection  as Kojaian may  reasonably  request or, in the absence of such request, as Company may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. To the extent Company uses any proceeds of any of the Liabilities to purchase
Collateral,   Company's   repayment  of  the   Liabilities   shall  apply  on  a
"first-in-first-out"  basis  so that  the  portion  of the  Liabilities  used to
purchase  a  particular  item  of  Collateral   shall  be  deemed  paid  in  the
chronological order the Company purchased the Collateral.

         12. INFORMATION. Company shall permit Kojaian or its agents upon reasonable request to have access to, and to inspect, all the Collateral (and Company's other assets, if any) and may from time to time verify Accounts, inspect, check, make copies of, or extracts from the books, records, and files of Company, and Company will make same available at any time for such purposes. In addition, Company shall promptly supply Kojaian with such other financial or other information concerning its affairs and assets as Kojaian may request from time to time.

         13. EVENTS OF DEFAULT. The Company, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

                  a. NONPAYMENT OF OBLIGATIONS. Any amount due and owing on the Liabilities or any fees due Kojaian hereunder, any reasonable expenses incurred by Kojaian hereunder or any and all other liabilities and obligations of the Company to Kojaian, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, whether by its terms or as otherwise provided herein, is not paid when due. Notwithstanding the foregoing, in the event Company elects to defer interest payments as provided in the Note it shall not be considered an Event of Default hereunder so long as Company provides Kojaian with five (5) days prior written notice of its intention to do so.

                  b. MISREPRESENTATION. Any written warranty, representation, certificate or statement in this Agreement, any loan document executed in conjunction with the Liabilities (the "Loan Documents") or any other agreement with Kojaian or otherwise made by or for the Company or any other party obligated on any of the Liabilities ("Obligor") shall be false when made or at any time, or if any financial data or any other information now or hereafter furnished to Kojaian by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

                  c. NONPERFORMANCE. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in the Loan Documents or any other agreement with Kojaian and the continuation thereof for thirty (30) days beyond the date due.

                  d. DEFAULT UNDER LOAN DOCUMENTS. Any default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference.

                  e. DEFAULT UNDER OTHER AGREEMENTS. Except to the extent that the same would not constitute an Event of Default under the Credit Agreement, any default in the payment of principal, interest or any other sum for any other obligation beyond any period of notice and/or grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any material agreement (including, but not limited to any capital or



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         operating  lease or any  agreement  in  connection  with  the  deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

                  f. ASSIGNMENT FOR CREDITORS. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the date of such appointment.

                  g. BANKRUPTCY. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty
         (30) days after the entry thereof.

                  h. JUDGMENTS. Except to the extent that the same would not constitute an Event of Default under the Credit Agreement, the entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against any Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Kojaian and appealed, (ii) vacated, or (iii) discharged.

                  i. COLLATERAL IMPAIRMENT. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against any collateral securing any of the Liabilities that would result in a material adverse effect on the Company and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Kojaian and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of any collateral securing any of the Liabilities any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes any collateral securing any of the Liabilities, in the sole opinion of Kojaian acting in good faith, to become unsatisfactory as to value or character, or which causes Kojaian to reasonably believe that it is insecure and that the likelihood for repayment of the Liabilities is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Company to do any act deemed reasonably necessary by Kojaian to preserve and maintain the value and collectability of any collateral securing any of the Liabilities.

                  j. MATERIAL ADVERSE EVENT. The occurrence of any material adverse event which causes a change in the financial condition of any Obligor, or which would have a material adverse effect on the business of any Obligor.

                  k. MATERIAL ADVERSE FINANCIAL CHANGE. The determination by Kojaian that a material adverse change has occurred in the financial condition of any Obligor from the condition set forth in the most recent financial statement of such Obligor furnished to Kojaian, or from the financial condition of such Obligor most recently disclosed to Kojaian in any manner.

         14. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, any and all of the Liabilities may (notwithstanding any provisions thereof and unless otherwise provided in any loan agreement executed in conjunction therewith), at the option of Kojaian, and without demand or notice of any kind, be declared and thereupon shall immediately become due and payable and Kojaian may exercise from time to time any rights and remedies including the right to immediate possession of the Collateral available to it under applicable law. Kojaian may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Company or Kojaian would be entitled. Company waives any right it may have to require Kojaian to pursue any third person for any of the Liabilities. Kojaian shall have the right to hold any property then in, upon or in any way affiliated to said Collateral at the time of repossession even though not covered by this Agreement until return is demanded in writing by the Company. Company agrees, upon the occurrence of an Event of Default, to assemble at its expense all the Collateral and make it available to Kojaian at a convenient place acceptable to Kojaian. Company agrees to pay all reasonable costs of Kojaian of collection of the Liabilities, and enforcement of rights hereunder, including reasonable attorney fees and legal expenses, including participation in Bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to the Company either at the address shown above or at any other address of the Company appearing on the records of Kojaian and to such other parties as may be required by the Illinois Uniform Commercial Code. Company acknowledges that Kojaian may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. After an Event of Default, Company consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Kojaian shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Kojaian may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Kojaian may specifically disclaim any warranties as to the Collateral. If Kojaian sells any of the Collateral upon credit, Company will be credited only with payments actually made by the purchaser, received by Kojaian and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Kojaian may resell the Collateral and the Company shall be credited with the proceeds of sale. Kojaian shall have no obligation to marshal any assets in favor of the Company. Company waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, Kojaian shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Company or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Company shall pay to Kojaian the resulting deficiency upon demand. Company expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Kojaian or its representatives, by reason of taking, selling or collecting any portion of the Collateral in the course of exercising its remedies hereunder. Company consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Kojaian shall deem appropriate. Company expressly absolves Kojaian from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

Company agrees that Kojaian shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the collateral. Company waives any right it may have in such instance to a judicial hearing prior to such retaking.

         15. GENERAL. Time shall be deemed of the very essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Illinois Uniform Commercial Code. Kojaian shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Company requests in writing, but failure of Kojaian to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Kojaian to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Company shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. This Agreement has been delivered in Illinois and shall be construed in accordance with the laws of the State of Illinois. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Kojaian hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall be binding on all heirs, personal representatives, assigns and successors of Company and all persons who become bound as a debtor to this Agreement. Company hereby expressly authorizes and appoints Kojaian to act as its attorney-in-fact for the sole purpose of executing any and all financing statements or other documents deemed necessary to perfect the security interest herein contemplated.

         16. NO WAIVER. Any delay on the part of Kojaian in exercising any power, privilege or right hereunder, or under any other instrument executed by Company to Kojaian in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver of Kojaian of any default by Company shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All rights, remedies and powers of Kojaian hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments, or by the Illinois Uniform Commercial Code, or any laws now existing or hereafter enacted. The Company acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

         IN WITNESS WHEREOF, this Security Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Witnesses:                               COMPANY:

                                         GRUBB & ELLIS COMPANY


                                         By:
-----------------------------------          -----------------------------------


                                         Its:
-----------------------------------          -----------------------------------



                                         KOJAIAN:

                                         KOJAIAN FUNDING, L.L.C., , A MICHIGAN
                                         LIMITED LIABILITY COMPANY


                                         By: KOJAIAN VENTURES,  L.L.C., a
                                             Michigan limited liability company,
                                             Member

                                             By: KOJAIAN VENTURES-MM, INC.,
                                                 a Michigan corporation

                                                 By:
-----------------------------------                  ---------------------------
                                                     C. Michael Kojaian
-----------------------------------                  Its:  Manager








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